Exhibit 24
April 18, 1994


Edward L. Addison, A. W. Dahlberg, W. L. Westbrook,
Tommy Chisholm and Wayne Boston


Dear Sirs:

     The Southern Company proposes to file a registration

statement or statements under the Securities Act of 1933, as amended, with the Securities and Exchange Commission with respect to the issuance by this Company of additional shares of its

common stock pursuant to The Southern Company Outside Directors

Stock Plan.

     The Southern Company and the undersigned directors and

officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing such registration statement or statements and

appropriate amendment or amendments (including post-effective amendments) thereto, to be accompanied by a prospectus or

prospectuses and any appropriately amended or supplemented

prospectus or prospectuses and any necessary exhibits.

                                   Yours very truly,

                                   THE SOUTHERN COMPANY


                                   By /s/A. W. Dahlberg
                                      A. W. Dahlberg, President





                              - 2 -



/s/Edward L. Addison               /s/William A. Parker, Jr.



/s/W. P. Copenhaver                /s/William J. Rushton, III



/s/A. W. Dahlberg                  /s/Gloria M. Shatto



/s/Paul J. DeNicola                /s/Herbert Stockham



/s/Jack Edwards                    /s/Louis J. Willie



/s/H. Allen Franklin               /s/W. L. Westbrook



/s/L. G. Hardman, III              /s/Tommy Chisholm



/s/Elmer B. Harris                 /s/W. Dean Hudson



/s/John M. McIntosh                /s/William A. Maner III



/s/Earl D. McLean, Jr.





Extract from minutes of meeting of the board of directors of The
Southern Company.

                       - - - - - - - - - -

          RESOLVED FURTHER: That for the purpose of signing the registration statement or statements under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission with respect to the issuance and sale by this Company of additional shares of its common stock pursuant to the Plan and of remedying any deficiencies with respect thereto by appropriate amendment or amendments (including post-effective amendments), this Company, the members of its Board of Directors, and its officers are authorized to give their several powers of attorney to Edward L. Addison, A. W. Dahlberg, W. L. Westbrook, Tommy Chisholm, and Wayne Boston.

                       - - - - - - - - - -

          The undersigned officer of The Southern Company does hereby certify that the foregoing is a true and correct copy of resolution duly and regularly adopted at a meeting of the board of directors of The Southern Company, duly held on April 18, 1994, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated  July 1, 1994                THE SOUTHERN COMPANY


                                   By /s/Tommy Chisholm
                                         Tommy Chisholm
                                            Secretary